Exhibit 3.1

Certified Copy 6/4/2024 10:59:32 AM Work Order Number: W2024060400370 Reference Number: 20244104702 Through Date: 6/4/2024 10:59:32 AM Corporate Name: ASSURE HOLDINGS CORP The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20170214967-89 Amendment 1 20170212506-76 Articles of Domestication 1 20170212507-87 Articles of Incorporation 2 20211716261 Certificate Pursuant to NRS 78.209 1 20232997727 Certificate Pursuant to NRS 78.209 1 20244068110 Amendment After Issuance of Stock 2 Certified By: Cherie Borst Certificate Number: B202406044703457 You may verify this certificate Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

online at https://www.nvsilverflume.gov/home FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170214967-89 Filed On 05/17/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170212506-76 Filed On 05/15/2017 Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170212507-87 Filed On 05/15/2017 Number of Pages 2

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20211716261 Filed On 8/31/2021 8:00:00 AM Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20232997727 Filed On 3/2/2023 1:55:00 PM Number of Pages 1

Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20244068110 Filed On 5/17/2024 2:32:00 PM Number of Pages 2